3rd Quarter Report
for the Fiscal Year Ending January 31, 2011

Dear Fellow Shareholder:

The third quarter was another very solid quarter during which we were able to grow both net sales and net income when compared with the third quarter last year. We were also able to achieve good results in all our key metrics including new order bookings, gross margins, operating margins, and cash flow. This is the third straight quarter where net income and earnings per share were up significantly compared with the same periods last year.

Third quarter net sales of $21.4 million were up 8% compared with last year's third quarter, while net income of $1.4 million and earnings per share of $0.10 were up 38% and 43%, respectively, compared with the same quarter last year.

Many factors contributed to the significant earnings improvement for the current quarter including gradual improvement in global economic conditions, the Company’s “Lean” enterprise initiative, emerging market growth, and better product mix resulting from a higher proportion of fluid handling technologies sales. Our third quarter gross margin reached 36.4%, up from 33.7% in the third quarter of last year, while our operating margin rose to 10.2% of net sales compared with 7.8% last year.

New order bookings for the third quarter were $24.8 million, the best quarterly new order bookings total this fiscal year. During the quarter, we booked the single largest pump order in the Company’s history, $3.7 million, and ended the quarter with a backlog that was 12% higher than the same quarter a year ago. Quotation activity remains solid as we continue to execute our strategy to create new opportunities in key niche markets. As a result, our pipeline of new order opportunities continues to grow and strengthen.

During the third quarter, we continued to generate strong cash flows from operating activities, increasing our cash position at October 31, 2010 to $34.2 million. Our strong cash position allowed us to increase the dividend by 10% and to further invest in our business by acquiring substantially all of the assets, including the patents and technology, of Bio-Reaction Industries, LLC, a pioneer in environmentally friendly air pollution control systems for the elimination of volatile organic compounds, hazardous air pollutants and odors. Bio-Reaction’s technology is a nice complement to our existing pollution control technologies, enabling us to bring new, organic solutions to our existing customer base while also providing us the opportunity to introduce Met-Pro’s technologies to Bio-Reaction’s core markets and customer base.

On October 20, 2010, the Company declared a quarterly dividend of $0.066 per share, a 10 percent increase, payable on December 17, 2010 to shareholders of record at the close of business on December 3, 2010. This is the thirty-sixth consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

Though the recovery in our markets continues to be very measured in its pace, and in certain areas, such as large projects, choppy, we remain confident that over the long-term Met-Pro Corporation is well positioned to capitalize on the very powerful trends toward global environmental stewardship, energy efficiency, and process improvement. The results we have achieved can be attributed to our disciplined strategy to efficiently produce and deliver high-quality products that provide compelling value to our customers, which we believe will build value for you, our shareholders, over the long-term.

On behalf of all our loyal, dedicated and hardworking employees worldwide who have contributed to your Company’s success, thank you very much for your continued interest and support of Met-Pro Corporation.

/s/ Raymond J. De Hont

Raymond J. De Hont
Chairman, President and
Chief Executive Officer

December 8, 2010

Met-Pro Corporation
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
Net sales	$21,384,674	$19,807,781	$65,098,637	$60,334,372
Cost of goods sold	13,589,638	13,131,244	41,478,910	39,538,914
Gross profit	7,795,036	6,676,537	23,619,727	20,795,458

Operating expenses
Selling	2,849,221	2,366,455	8,549,038	7,415,388
General and administrative	2,763,913	2,771,681	8,478,717	8,599,958
	5,613,134	5,138,136	17,027,755	16,015,346
Income from operations	2,181,902	1,538,401	6,591,972	4,780,112

Interest expense	(50,201)	(58,994)	(159,887)	(166,449)
Other income, net	18,601	61,689	208,834	138,441
Income before taxes	2,150,302	1,541,096	6,640,919	4,752,104

Provision for taxes	731,103	516,266	2,257,912	1,591,957

Net income	$1,419,199	$1,024,830	$4,383,007	$3,160,147

Basic earnings per share	$.10	$.07	$.30	$.22
Diluted earnings per share	$.10	$.07	$.30	$.22

Average common shares outstanding:
Basic shares	14,620,439	14,600,109	14,621,802	14,600,109
Diluted shares	14,711,056	14,676,525	14,717,084	14,676,297

Met-Pro Corporation
Consolidated Balance Sheets

	October 31, 2010	January 31, 2010
Assets	(unaudited)
Current assets
Cash and cash equivalents	$34,195,031	$31,387,108
Accounts receivable, net of allowance for
doubtful accounts of approximately
$173,000 and $204,000, respectively	13,760,732	14,011,950
Inventories	15,951,368	16,136,521
Prepaid expenses, deposits and other current assets	1,664,162	1,709,664
Total current assets	65,571,293	63,245,243

Property, plant and equipment, net	19,853,258	19,860,751
Goodwill	20,798,913	20,798,913
Other assets	1,761,399	703,452
Total assets	$107,984,863	$104,608,359

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$534,811	$534,251
Accounts payable	5,544,724	4,297,936
Accrued salaries, wages and expenses	4,194,457	3,425,691
Dividend payable	966,098	876,279
Customers’ advances	561,250	882,637
Deferred income taxes	181,253	181,253
Total current liabilities	11,982,593	10,198,047

Long-term debt	3,255,522	3,536,755
Other non-current liabilities	8,147,488	8,179,410
Deferred income taxes	1,668,671	1,716,563
Total liabilities	25,054,274	23,630,775

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,290,838 and 1,311,664 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	3,340,332	2,988,950
Retained earnings	92,324,568	90,662,820
Accumulated other comprehensive loss	(3,760,013)	(3,679,641)
Treasury shares, at cost	(10,567,166)	(10,587,413)
Total shareholders’ equity	82,930,589	80,977,584
Total liabilities and shareholders’ equity	$107,984,863	$104,608,359

Met-Pro Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended October 31,
	2010	2009
Cash flows from operating activities
Net income	$4,383,007	$3,160,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,344,262	1,458,401
Deferred income taxes	(1,809)	(1,792)
(Gain) on sale of property and equipment, net	(13,236)	(13,695)
Stock-based compensation	484,416	494,625
Allowance for doubtful accounts	(31,473)	101,492
Changes in operating assets and liabilities:
Accounts receivable	364,097	6,910,662
Inventories	214,319	3,832,976
Prepaid expenses, deposits and other assets	(269,599)	251,165
Accounts payable and accrued expenses	1,839,376	(1,385,430)
Customers’ advances	(324,249)	298,448
Other non-current liabilities	(31,922)	(354,7933)

Net cash provided by operating activities	7,957,189	14,752,206

Cash flows from investing activities
Proceeds from sale of property and equipment	36,037	20,382
Acquisitions of property and equipment	(1,128,403)	(1,826,975)
Payment for acquisition of business	(955,268)	–

Net cash used in investing activities	(2,047,634)	(1,806,593)

Cash flows from financing activities
Proceeds from new borrowing	189,074	485,336
Reduction of debt	(584,864)	(373,336)
Exercises of stock options	547,232	–
Payments of dividends	(2,631,441)	(2,628,020)
Purchases of treasury shares	(660,019)	–

Net cash used in financing activities	(3,140,018)	(2,516,020)
Effect of exchange rate changes on cash	38,386	106,550

Net increase in cash and cash equivalents	2,807,923	10,536,143

Cash and cash equivalents at February 1	31,387,108	21,749,653

Cash and cash equivalents at October 31	$34,195,031	$32,285,796

Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
Net sales
Product Recovery/Pollution Control Technologies	$9,204,381	$9,012,363	$29,924,788	$26,900,405
Fluid Handling Technologies	7,031,096	5,781,338	20,070,626	18,491,303
Mefiag Filtration Technologies	2,478,656	2,502,795	7,421,375	6,981,727
Filtration/Purification Technologies	2,670,541	2,511,285	7,681,848	7,960,937
	$21,384,674	$19,807,781	$65,098,637	$60,334,372

Income (loss) from operations
Product Recovery/Pollution Control Technologies	$324,695	$561,966	$1,483,092	$1,610,321
Fluid Handling Technologies	1,563,262	833,094	4,166,526	3,110,175
Mefiag Filtration Technologies	89,283	47,062	459,248	(111,372)
Filtration/Purification Technologies	204,662	96,279	483,106	170,988
	$2,181,902	$1,538,401	$6,591,972	$4,780,112

			October 31, 2010	January 31, 2010
Identifiable Assets
Product Recovery/Pollution Control Technologies			$33,684,030	$34,466,168
Fluid Handling Technologies			17,689,173	18,068,428
Mefiag Filtration Technologies			13,118,549	12,257,281
Filtration/Purification Technologies			8,352,155	8,257,837
			72,843,907	73,049,714
Corporate			35,140,956	31,558,645
			$107,984,863	$104,608,359

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this shareholder letter, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

Financial information should be considered in conjunction with the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report and the Securities and Exchange Commission’s Form 10-K for the fiscal year ended January 31, 2010. To obtain an Annual Report, Form 10-K or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.